UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒

Filed by a party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12.

MATTHEWS INTERNATIONAL FUNDS

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Matthews Asia Funds Four Embarcadero Center, Suite 550 San Francisco, CA 94111

PLEASE VOTE TODAY – WE NEED YOUR RESPONSE

May 5, 2026

Dear Shareholder:

Your Fund still needs your voting participation. Today, the 2026 Special Meeting of Shareholders has been adjourned until May 19. To proceed with the important business of Matthews Asia Funds, we must have shareholder participation in this special meeting.

As of the time of this mailing, our records show that we have not received your proxy vote.

If you have already voted, thank you very much, and please disregard this notice.

We apologize for the follow-up, but it is urgent that we hear back from you.

Sincerely,

Mark W. Headley

President of Matthews Asia Funds

Here are four convenient methods for voting your proxy:

1.

Vote by Phone with a Representative. You may cast your vote by telephone with a proxy representative by calling toll-free 1-800-713-9960. Representatives are available Monday through Friday from 9 a.m. to 10 p.m. Eastern time.

2.	Vote by Touch-tone Phone. You may cast your vote by telephone using an automated system by calling the toll-free number listed on the enclosed proxy card.

3.	Vote Online. You may cast your vote online by visiting the Internet address listed on the enclosed proxy card and following the instructions on the website.

4.	Vote by Mail. You may cast your vote by signing, dating, and mailing the enclosed proxy card(s) in the prepaid return envelope provided.

The Board of Trustees unanimously recommends that shareholders vote “FOR” the proposals.

THANK YOU IN ADVANCE FOR YOUR HELP WITH THIS MATTHEWS ASIA FUNDS SPECIAL MEETING.

NOBO/Reg

Matthews Asia Funds Four Embarcadero Center, Suite 550 San Francisco, CA 94111

PLEASE VOTE TODAY – WE NEED YOUR RESPONSE

May 5, 2026

Dear Shareholder:

Your Fund still needs your voting participation. Today, the 2026 Special Meeting of Shareholders has been adjourned to May 19. To proceed with the important business of Matthews Asia Funds, we must have shareholder participation in this special meeting.

As of the time of this mailing, our records show that we have not received your proxy vote.

If you have already voted, thank you very much, and please disregard this notice.

We apologize for the follow-up, but it is urgent that we hear back from you.

Sincerely,

Mark W. Headley

President of Matthews Asia Funds

Here are three convenient methods for voting your proxy:

1.	Vote by Touch-tone Phone. You may cast your vote by telephone using an automated system by calling the toll-free number listed on the enclosed proxy card.

2.	Vote Online. You may cast your vote online by visiting the Internet address listed on the enclosed proxy card and following the instructions on the website.

3.	Vote by Mail. You may cast your vote by signing, dating, and mailing the enclosed proxy card(s) in the prepaid return envelope provided.

The Board of Trustees unanimously recommends that shareholders vote “FOR” the proposals.

THANK YOU IN ADVANCE FOR YOUR HELP WITH THIS MATTHEWS ASIA FUNDS SPECIAL MEETING.

OBO